UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2018 (December 4, 2018)
HighPoint Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-222275	82-3620361
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado		80202
(Address of principal executive office)		(Zip Code)

(303) 293-9100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
The information set forth in Item 5.02 is incorporated by reference herein to the extent required.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 4, 2018, the Board of Directors (the “Board”) of HighPoint Resources Corporation (the “Company”) appointed Lori A. Lancaster to serve as a director of the Company, effective immediately. Ms. Lancaster has been appointed to serve on the Audit Committee and the Nominating and Corporate Governance Committee.

Ms. Lancaster is a former Managing Director of the Global Energy Group at UBS Securities. Prior to UBS, she was a Managing Director in the Global Natural Resources groups at Goldman, Sachs & Co. and Nomura Securities.  During Ms. Lancaster's 18-year tenure in investment banking, she led or was a key member of the execution team on more than $60 billion of announced energy M&A deals, and led the structuring and execution of numerous capital market transactions.

Ms. Lancaster earned a bachelor’s degree from Texas Christian University and a Master of Business Administration degree from the University of Chicago’s Booth School of Business. She also previously served as an independent director on Energen Corporation’s Board of Directors.

Ms. Lancaster will participate in the Company’s standard non-employee director compensation arrangements pursuant to which non-employee directors receive an annual cash retainer of $65,000 and an annual restricted stock unit grant with an estimated value of $125,000. In addition, Ms. Lancaster will enter into the Company’s standard indemnification agreement, a form of which was included as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2018 filed with the Securities and Exchange Commission on May 8, 2018.

There is no arrangement or understanding pursuant to which Ms. Lancaster was appointed as a director. Ms. Lancaster has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Immediately prior to the effectiveness of Ms. Lancaster’s appointment, the Company entered into a waiver of that certain Stockholders Agreement, dated as of March 19, 2018, by and among the Company, Fifth Creek Energy Company, LLC and NGP Natural Resources XI, L.P., pursuant to which each party agreed to an increase in the size of the Board so as to permit Ms. Lancaster’s appointment. A copy of the waiver is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On December 6, 2018, the Company issued a press release relating to the matters described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description of Exhibit
10.1	Waiver to Stockholders Agreement, dated as of December 4, 2018, by and among HighPoint Resources Corporation, Fifth Creek Energy Company, LLC and NGP Natural Resources XI, L.P.
99.1	Press Release, dated December 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 6, 2018	BILL BARRETT CORPORATION

		By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President - General Counsel; and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Waiver to Stockholders Agreement, dated as of December 4, 2018, by and among HighPoint Resources Corporation, Fifth Creek Energy Company, LLC and NGP Natural Resources XI, L.P.
99.1	Press Release, dated December 6, 2018.